News Release
Trustmark Corporation Announces First Quarter 2008 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – April 22, 2008 – Trustmark Corporation (NASDAQ:TRMK) announced net income of $26.2 million in the first quarter of 2008, which represented basic earnings per share of $0.46.  Earnings per share in the first quarter of 2008 increased 9.5% when compared to the prior quarter and 4.5% when compared to figures one year earlier.  Trustmark’s first quarter 2008 net income produced returns on average tangible equity and average assets of 17.59% and 1.19%, respectively. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable June 15, 2008 to shareholders of record on June 1, 2008.

Richard G. Hickson, Chairman and CEO, stated, “The diligent efforts of our associates have produced positive financial results during the first quarter.  We have continued to devote significant resources to proactively manage credit risks resulting from the slowdown in residential real estate.  While the duration of the economic slowdown is unknown, Trustmark has the financial strength and resolve for continued success.  We are particularly pleased with the meaningful growth of internally generated tangible equity over the last year.  Continued preservation and growth of capital will afford Trustmark the financial flexibility to respond to opportunities in the marketplace.”

Proactive management of credit quality
·	Nonperforming assets represented 1.21% of total loans and other real estate
·	Net charge-offs totaled 0.69% of average loans
·	Provision for loan losses totaled 0.80% of average loans

Nonperforming assets totaled $87.6 million at March 31, 2008, up $14.1 million relative to the prior quarter, to represent 1.21% of total loans and other real estate.  This change was largely attributable to residential real estate loans in the Corporation’s Florida Panhandle market.

Net charge-offs were $12.3 million, or 0.69% of average loans, in the first quarter of 2008 compared to $9.5 million, or 0.53% of average loans in the prior quarter.  This was primarily the result of a continued lack of residential real estate sales activity in Trustmark’s Florida Panhandle market.  We continue to monitor the impact of declining real estate values on borrowers and are proactively managing these situations.  Trustmark’s total construction and land development exposure in the Florida Panhandle was $371.2 million at March 31, 2008.

The provision for loan losses in the first quarter was $14.2 million, which represented 0.80% of average loans while the allowance for loan losses totaled $81.8 million.  Trustmark’s allocation of its allowance for loan losses represented 1.52% of commercial loans and 0.60% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.17%.

Sustained net interest margin of 3.94% in falling rate environment
·	Decreased loan yields offset by lower deposit and borrowing costs

The repositioning of the balance sheet continued during the first quarter as home mortgage and auto loans declined.  Trustmark’s funding mix also improved as average deposits increased $170.9 million, or 2.5%, while average borrowings declined $261.5 million, or 28.1%, relative to the prior quarter.  Lower loan yields during the quarter were effectively offset with lower deposit and borrowing costs.  As a result, a net interest margin of 3.94% was sustained during the first quarter despite the falling interest rate environment.

Lower short-term interest rates during the quarter resulted in a positively sloped yield curve, creating an opportunity to enhance future net interest income through growth in investment securities.  At March 31, 2008, Trustmark’s investment securities portfolio totaled $853.1 million, an increase of $135.6 million relative to year-end 2007.

Mortgage Banking
·	Mortgage production volume up 19%
·	Increased market share in turbulent environment

Mortgage production volume totaled $380 million during the first quarter of 2008, an increase of 19% from the prior quarter.  Growth in volume, coupled with improved spreads and fees, positively impacted net interest income.  In addition, noninterest income in Trustmark’s Mortgage Banking division increased $6.1 million relative to the prior quarter due to a successful mortgage servicing rights hedging strategy.

Trustmark’s highly regarded mortgage banking reputation has enabled it to take advantage of competitive disruptions and expand market share.  Because Trustmark is not a subprime lender, the home mortgage and home equity loan portfolios continued to perform well.

Disciplined expense management and investments for the future
·	Noninterest expense remained below $70 million target for fourth consecutive quarter
·	Efficiency ratio improved to 56.6%
·	Four banking centers scheduled to open during remainder of year

In the first quarter of 2008, noninterest expense totaled $69.8 million, marking the fourth consecutive quarter below our $70 million target.  Our success in this regard was the result of on-going technology enhancements, vendor and contract management programs, and human capital management and is reflected in an improved efficiency ratio of 56.6%.  While we are pleased with our progress to date, we are committed to identifying additional reengineering and efficiency opportunities to enhance shareholder value.

Trustmark continued to make investments to support revenue growth and profitability as well as reallocate resources to areas with additional growth potential.  Thus far in 2008, Trustmark has opened a total of two new banking centers in the Houston and Memphis markets.  Four additional banking centers are scheduled to open over the course of the year in the Biloxi, Houston, Jackson and Panama City markets.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 23 at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 397-0300, passcode 4682748 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, April 30 in archived format at the same web address or by calling (888) 203-1112, passcode 4682748.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological  changes, changes  in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.

Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Louis E. Greer	Joseph Rein
	Treasurer and	First Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Melanie A. Morgan
First Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS MARCH 31, 2008 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2008	12/31/2007	3/31/2007	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$353,079	$435,438	$681,885	$(82,359)	-18.9%	$(328,806)	-48.2%
Securities AFS-nontaxable	36,241	46,898	54,815	(10,657)	-22.7%	(18,574)	-33.9%
Securities HTM-taxable	189,604	192,878	198,286	(3,274)	-1.7%	(8,682)	-4.4%
Securities HTM-nontaxable	81,559	82,963	89,988	(1,404)	-1.7%	(8,429)	-9.4%
Total securities	660,483	758,177	1,024,974	(97,694)	-12.9%	(364,491)	-35.6%
Loans	7,177,233	7,149,243	6,663,620	27,990	0.4%	513,613	7.7%
Fed funds sold and rev repos	22,921	25,960	74,076	(3,039)	-11.7%	(51,155)	-69.1%
Total earning assets	7,860,637	7,933,380	7,762,670	(72,743)	-0.9%	97,967	1.3%
Allowance for loan losses	(80,998)	(73,659)	(72,452)	(7,339)	10.0%	(8,546)	11.8%
Cash and due from banks	259,392	257,319	345,974	2,073	0.8%	(86,582)	-25.0%
Other assets	812,680	807,307	778,595	5,373	0.7%	34,085	4.4%
Total assets	$8,851,711	$8,924,347	$8,814,787	$(72,636)	-0.8%	$36,924	0.4%

Interest-bearing demand deposits	$1,233,892	$1,160,823	$1,195,515	$73,069	6.3%	$38,377	3.2%
Savings deposits	1,755,048	1,608,125	1,785,162	146,923	9.1%	(30,114)	-1.7%
Time deposits less than $100,000	1,577,753	1,570,687	1,616,916	7,066	0.4%	(39,163)	-2.4%
Time deposits of $100,000 or more	1,030,527	1,058,165	1,021,953	(27,638)	-2.6%	8,574	0.8%
Total interest-bearing deposits	5,597,220	5,397,800	5,619,546	199,420	3.7%	(22,326)	-0.4%
Fed funds purchased and repos	417,338	517,424	351,797	(100,086)	-19.3%	65,541	18.6%
Short-term borrowings	252,234	413,676	202,838	(161,442)	-39.0%	49,396	24.4%
Subordinated notes	49,712	49,703	49,680	9	0.0%	32	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,386,608	6,448,707	6,293,965	(62,099)	-1.0%	92,643	1.5%
Noninterest-bearing deposits	1,390,843	1,419,364	1,495,447	(28,521)	-2.0%	(104,604)	-7.0%
Other liabilities	141,741	137,197	127,264	4,544	3.3%	14,477	11.4%
Shareholders' equity	932,519	919,079	898,111	13,440	1.5%	34,408	3.8%
Total liabilities and equity	$8,851,711	$8,924,347	$8,814,787	$(72,636)	-0.8%	$36,924	0.4%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2008	12/31/2007	3/31/2007	$ Change	% Change	$ Change	% Change
Securities available for sale	$585,746	$442,345	$703,296	$143,401	32.4%	$(117,550)	-16.7%
Securities held to maturity	267,315	275,096	286,040	(7,781)	-2.8%	(18,725)	-6.5%
Total securities	853,061	717,441	989,336	135,620	18.9%	(136,275)	-13.8%
Loans held for sale	198,245	147,508	125,898	50,737	34.4%	72,347	57.5%
Loans	7,012,034	7,040,792	6,626,515	(28,758)	-0.4%	385,519	5.8%
Fed funds sold and rev repos	16,022	17,997	104,900	(1,975)	-11.0%	(88,878)	-84.7%
Total earning assets	8,079,362	7,923,738	7,846,649	155,624	2.0%	232,713	3.0%
Allowance for loan losses	(81,818)	(79,851)	(72,049)	(1,967)	2.5%	(9,769)	13.6%
Cash and due from banks	290,200	292,983	336,438	(2,783)	-0.9%	(46,238)	-13.7%
Mortgage servicing rights	59,047	67,192	70,594	(8,145)	-12.1%	(11,547)	-16.4%
Goodwill	291,210	291,177	290,246	33	0.0%	964	0.3%
Identifiable intangible assets	27,030	28,102	31,744	(1,072)	-3.8%	(4,714)	-14.9%
Other assets	432,122	443,461	389,715	(11,339)	-2.6%	42,407	10.9%
Total assets	$9,097,153	$8,966,802	$8,893,337	$130,351	1.5%	$203,816	2.3%

Noninterest-bearing deposits	$1,475,976	$1,477,171	$1,522,066	$(1,195)	-0.1%	$(46,090)	-3.0%
Interest-bearing deposits	5,868,359	5,392,101	5,792,236	476,258	8.8%	76,123	1.3%
Total deposits	7,344,335	6,869,272	7,314,302	475,063	6.9%	30,033	0.4%
Fed funds purchased and repos	433,431	460,763	289,798	(27,332)	-5.9%	143,633	49.6%
Short-term borrowings	93,453	474,354	167,831	(380,901)	-80.3%	(74,378)	-44.3%
Subordinated notes	49,717	49,709	49,685	8	0.0%	32	0.1%
Junior subordinated debt securities	70,104	70,104	70,104	-	0.0%	-	0.0%
Other liabilities	168,772	122,964	107,610	45,808	37.3%	61,162	56.8%
Total liabilities	8,159,812	8,047,166	7,999,330	112,646	1.4%	160,482	2.0%
Common stock	11,938	11,933	12,130	5	0.0%	(192)	-1.6%
Surplus	126,003	124,161	146,937	1,842	1.5%	(20,934)	-14.2%
Retained earnings	810,369	797,993	753,801	12,376	1.6%	56,568	7.5%
Accum other comprehensive loss, net of tax	(10,969)	(14,451)	(18,861)	3,482	-24.1%	7,892	-41.8%
Total shareholders' equity	937,341	919,636	894,007	17,705	1.9%	43,334	4.8%
Total liabilities and equity	$9,097,153	$8,966,802	$8,893,337	$130,351	1.5%	$203,816	2.3%

Total interest-bearing liabilities	$6,515,064	$6,447,031	$6,369,654	$68,033	1.1%	$145,410	2.3%

See Notes to Consolidated Financials	1

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS MARCH 31, 2008 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
	3/31/2008	12/31/2007	3/31/2007	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$119,641	$133,088	$119,965	$(13,447)	-10.1%	$(324)	-0.3%
Interest on securities-taxable	5,857	6,505	9,080	(648)	-10.0%	(3,223)	-35.5%
Interest on securities-tax exempt-FTE	2,086	2,352	2,633	(266)	-11.3%	(547)	-20.8%
Interest on fed funds sold and rev repos	179	317	976	(138)	-43.5%	(797)	-81.7%
Other interest income	572	501	592	71	14.2%	(20)	-3.4%
Total interest income-FTE	128,335	142,763	133,246	(14,428)	-10.1%	(4,911)	-3.7%
Interest on deposits	43,363	47,911	50,355	(4,548)	-9.5%	(6,992)	-13.9%
Interest on fed funds pch and repos	3,073	5,499	3,813	(2,426)	-44.1%	(740)	-19.4%
Other interest expense	4,829	7,055	4,583	(2,226)	-31.6%	246	5.4%
Total interest expense	51,265	60,465	58,751	(9,200)	-15.2%	(7,486)	-12.7%
Net interest income-FTE	77,070	82,298	74,495	(5,228)	-6.4%	2,575	3.5%
Provision for loan losses	14,243	17,001	1,639	(2,758)	-16.2%	12,604	n/m
Net interest income after provision-FTE	62,827	65,297	72,856	(2,470)	-3.8%	(10,029)	-13.8%
Service charges on deposit accounts	12,564	13,908	12,693	(1,344)	-9.7%	(129)	-1.0%
Insurance commissions	8,256	7,630	8,772	626	8.2%	(516)	-5.9%
Wealth management	7,198	6,969	5,879	229	3.3%	1,319	22.4%
General banking - other	5,788	6,177	6,170	(389)	-6.3%	(382)	-6.2%
Mortgage banking, net	11,056	4,967	2,755	6,089	n/m	8,301	n/m
Other, net	3,221	2,604	1,824	617	23.7%	1,397	76.6%
Nonint inc-excl sec gains, net	48,083	42,255	38,093	5,828	13.8%	9,990	26.2%
Security gains, net	433	2	58	431	n/m	375	n/m
Total noninterest income	48,516	42,257	38,151	6,259	14.8%	10,365	27.2%
Salaries and employee benefits	43,584	42,446	43,166	1,138	2.7%	418	1.0%
Services and fees	9,430	9,375	9,558	55	0.6%	(128)	-1.3%
Net occupancy-premises	4,801	4,716	4,414	85	1.8%	387	8.8%
Equipment expense	4,074	4,165	3,904	(91)	-2.2%	170	4.4%
Other expense	7,937	9,020	8,364	(1,083)	-12.0%	(427)	-5.1%
Total noninterest expense	69,826	69,722	69,406	104	0.1%	420	0.6%
Income before income taxes and tax eq adj	41,517	37,832	41,601	3,685	9.7%	(84)	-0.2%
Tax equivalent adjustment	2,321	2,375	2,553	(54)	-2.3%	(232)	-9.1%
Income before income taxes	39,196	35,457	39,048	3,739	10.5%	148	0.4%
Income taxes	13,017	11,628	13,191	1,389	11.9%	(174)	-1.3%
Net income	$26,179	$23,829	$25,857	$2,350	9.9%	$322	1.2%

Per Share Data
Earnings per share - basic	$0.46	$0.42	$0.44	$0.04	9.5%	$0.02	4.5%

Earnings per share - diluted	$0.46	$0.42	$0.44	$0.04	9.5%	$0.02	4.5%

Dividends per share	$0.23	$0.23	$0.22	$-	0.0%	$0.01	4.5%

Weighted average shares outstanding
Basic	57,283,240	57,272,408	58,508,335

Diluted	57,283,240	57,341,472	58,791,656

Period end shares outstanding	57,296,449	57,272,408	58,217,983

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials	2

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION MARCH 31, 2008 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	3/31/2008	12/31/2007	3/31/2007	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$49,654	$43,787	$4,947	$5,867	13.4%	$44,707	n/m
Mississippi (1)	14,583	13,723	22,043	860	6.3%	(7,460)	-33.8%
Tennessee (2)	6,550	4,431	4,941	2,119	47.8%	1,609	32.6%
Texas	7,207	3,232	5,130	3,975	n/m	2,077	40.5%
Total nonaccrual loans	77,994	65,173	37,061	12,821	19.7%	40,933	n/m
Other real estate
Florida	1,067	995	-	72	7.2%	1,067	n/m
Mississippi (1)	1,741	1,123	844	618	55.0%	883	n/m
Tennessee (2)	6,634	6,084	1,011	550	9.0%	5,637	n/m
Texas	146	146	303	-	n/m	(157)	-51.8%
Total other real estate	9,588	8,348	2,158	1,240	14.9%	7,430	n/m
Total nonperforming assets	87,582	73,521	39,219	14,061	19.1%	48,363	n/m
Loans past due over 90 days
Included in loan portfolio	4,986	4,853	3,583	133	2.7%	1,403	39.2%
Serviced GNMA loans eligible for repch	15,868	11,847	6,336	4,021	33.9%	9,532	n/m
Total loans past due over 90 days	20,854	16,700	9,919	4,154	24.9%	10,935	n/m
Total nonperforming assets plus past
due over 90 days	$108,436	$90,221	$49,138	$18,215	20.2%	$59,298	n/m

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	3/31/2008	12/31/2007	3/31/2007	$ Change	% Change	$ Change	% Change
Beginning Balance	$79,851	$72,368	$72,098	$7,483	10.3%	$7,753	10.8%
Provision for loan losses	14,243	17,001	1,639	(2,758)	-16.2%	12,604	n/m
Charge-offs	(15,176)	(11,904)	(4,282)	(3,272)	27.5%	(10,894)	n/m
Recoveries	2,900	2,386	2,594	514	21.5%	306	11.8%
Net charge-offs	(12,276)	(9,518)	(1,688)	(2,758)	29.0%	(10,588)	n/m
Ending Balance	$81,818	$79,851	$72,049	$1,967	2.5%	$9,769	13.6%

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.69%	0.53%	0.10%
Provision for loan losses/average loans	0.80%	0.94%	0.10%
Nonperforming loans/total loans (incl LHFS)	1.08%	0.91%	0.55%
Nonperforming assets/total loans (incl LHFS)	1.21%	1.02%	0.58%
Nonperforming assets/total loans (incl LHFS) +ORE	1.21%	1.02%	0.58%
ALL/total loans (excl LHFS)	1.17%	1.13%	1.09%
ALL-commercial/total commercial loans	1.52%	1.48%	1.47%
ALL-consumer/total consumer and home mortgage loans	0.60%	0.59%	0.53%
ALL/nonperforming loans	104.90%	122.52%	194.41%

CAPITAL RATIOS
EOP equity/ EOP assets	10.30%	10.26%	10.05%
Average equity/average assets	10.53%	10.30%	10.19%
EOP tangible equity/EOP tangible assets	7.05%	6.94%	6.67%
Tier 1 leverage ratio	8.12%	7.86%	7.68%
Tier 1 risk-based capital ratio	9.42%	9.17%	9.51%
Total risk-based capital ratio	11.21%	10.93%	11.28%

OTHER FINANCIAL DATA
ROA	1.19%	1.06%	1.19%
ROE	11.29%	10.29%	11.68%
Return on average tangible equity	17.59%	16.28%	18.76%
Interest margin - Yield - FTE	6.57%	6.98%	6.96%
Interest margin - Cost - FTE	2.63%	3.02%	3.07%
Net interest margin - FTE	3.94%	3.95%	3.89%
Rate on interest-bearing liabilities	3.23%	3.72%	3.79%
Efficiency ratio	56.64%	56.80%	61.89%
EOP Employees - FTE	2,627	2,612	2,729

COMMON STOCK PERFORMANCE
Market value-Close	$22.28	$25.36	$28.04
Book value	$16.36	$16.06	$15.36
Tangible book value	$10.81	$10.48	$9.83
Market/Book value	136.19%	157.91%	182.55%
Market/Tangible book value	206.20%	241.98%	285.38%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials	3

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2008 ($ in thousands) (unaudited)

Note 1 – Financial Performance Non-GAAP Disclosures

Management is presenting, in the accompanying table, adjustments to net income as reported in accordance with generally accepted accounting principles resulting from significant items occurring during the periods presented.  Management believes this information will help users compare Trustmark’s current results to those of prior periods as presented in the table below.

	Quarter Ended
	3/31/2008		12/31/2007		3/31/2007
	Amount	Basic EPS	Amount	Basic EPS	Amount	Basic EPS

Net Income as reported-GAAP	$26,179	$0.457	$23,829	$0.416	$25,857	$0.442

Adjustments (net of taxes):
Visa Litigation Contingency	(936)	(0.016)	494	0.009	-	-
Correction of Accounting Error	-	-	(1,989)	(0.035)	-	-
Hurricane Katrina	-	-	-	-	(665)	(0.011)
	(936)	(0.016)	(1,495)	(0.026)	(665)	(0.011)

Net Income adjusted for specific items (Non-GAAP)	$25,243	$0.441	$22,334	$0.390	$25,192	$0.431

Visa Litigation Contingency
In the first quarter of 2008, Trustmark recognized a gain of $1.5 million resulting from the Visa initial public offering.  This gain more than offsets an accrual of $800 thousand that Trustmark recorded in the fourth quarter of 2007 for the Visa litigation contingency relating to the Visa USA Inc. antitrust lawsuit settlement with American Express and other pending Visa litigation (reflecting Trustmark’s share as a Visa member).

Correction of Accounting Error
Trustmark’s consolidated financial statements for the fourth quarter of 2007 included a pre-tax benefit of $3.2 million for the correction of an error relating to the amortization of deferred loan fees, which was included in interest income on loans.  Trustmark’s Management as well as the Audit and Finance Committee of the Board of Directors reviewed this accounting error utilizing Securities and Exchange Commission Staff Accounting Bulletins (SAB) Nos. 99 and 108 and believe the impact of this error was not material to the 2007 or prior period consolidated financial statements.

Hurricane Katrina
In the third quarter of 2005, immediately following in the aftermath of Hurricane Katrina, Trustmark estimated possible pre-tax losses resulting from this storm of $11.7 million.  Trustmark revised these estimates quarterly and any subsequent adjustments are reflected in the table above, net of taxes.  At March 31, 2008, the allowance for loan losses included $564 thousand related to possible Hurricane Katrina losses.

Note 2 – Loan Composition and Allowance for Loan Losses

LOANS BY TYPE	3/31/2008	12/31/2007	3/31/2007
Loans secured by real estate:
Construction, land development and other land loans	$1,212,052	$1,194,940	$1,000,006
Secured by 1-4 family residential properties	1,660,148	1,694,757	1,805,469
Secured by nonfarm, nonresidential properties	1,315,449	1,325,379	1,233,710
Other real estate secured	160,373	167,610	150,120
Commercial and industrial loans	1,286,578	1,283,014	1,155,825
Consumer loans	1,056,346	1,087,337	969,739
Other loans	321,088	287,755	311,646
Loans	7,012,034	7,040,792	6,626,515
Less Allowance for loan losses	81,818	79,851	72,049
Net Loans	$6,930,216	$6,960,941	$6,554,466

See Notes to Consolidated Financials	4

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2008 ($ in thousands) (unaudited)

	March 31, 2008
LOAN COMPOSITION BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,212,052	$371,187	$472,312	$118,346	$250,207
Secured by 1-4 family residential properties	1,660,148	95,664	1,348,258	177,571	38,655
Secured by nonfarm, nonresidential properties	1,315,449	179,658	714,570	196,103	225,118
Other real estate secured	160,373	12,388	120,034	9,204	18,747
Commercial and industrial loans	1,286,578	22,850	887,765	72,802	303,161
Consumer loans	1,056,346	2,604	1,004,490	34,123	15,129
Other loans	321,088	8,201	291,544	16,837	4,506
Loans	$7,012,034	$692,552	$4,838,973	$624,986	$855,523

CONSTRUCTION AND LAND DEVELOPMENT LOANS BY REGION
Lots	$138,572	$91,163	$27,396	$5,785	$14,228
Development	242,656	52,009	93,360	14,973	82,314
Unimproved land	351,792	134,428	146,024	36,037	35,303
1-4 family construction	222,894	46,170	93,740	18,050	64,934
Other construction	256,138	47,417	111,792	43,501	53,428
Construction and land development loans	$1,212,052	$371,187	$472,312	$118,346	$250,207

ALLOWANCE FOR LOAN LOSSES
The rollforward of the allowance for loan losses is included in the consolidated financial information.  The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio.  Trustmark’s allowance for probable loan loss methodology is based on guidance provided in SAB No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as on other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering current economic events and conditions.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors, in compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies.   Trustmark’s allocation of its allowance for loan losses represented 1.52% of commercial loans and 0.60% of consumer and home mortgage loans, resulting in an allowance of 1.17% at March 31, 2008, up from 1.13% at December 31, 2007.

The provision for loan losses and net charge-offs by region are presented in the table below:

PROVISION FOR LOAN LOSSES AND NET CHARGE-OFFS BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Provision for loan losses for the quarter ended:
March 31, 2008	$14,243	$9,557	$2,807	$779	$1,100
December 31, 2007	17,001	12,523	2,724	1,056	698
March 31, 2007	1,639	94	1,202	(4)	347
Net charge-offs for the quarter ended:
March 31, 2008	$12,276	$9,688	$1,574	$186	$828
December 31, 2007	9,518	3,665	3,999	1,284	570
March 31, 2007	1,688	99	1,235	1	353

See Notes to Consolidated Financials	5

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS MARCH 31, 2008 ($ in thousands) (unaudited)

Note 3 – Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table.  MSR fair values represent the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to market changes.  The impact of implementing this strategy resulted in a net positive ineffectiveness of $7.4 million, $2.0 million and $268 thousand for the quarters ended March 31, 2008, December 31, 2007 and March 31, 2007, respectively.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2008	12/31/2007	3/31/2007
Mortgage servicing income, net	$3,747	$3,725	$3,478
Change in fair value-MSR from market changes	(10,193)	(8,143)	(447)
Change in fair value of derivatives	17,599	10,123	715
Change in fair value-MSR from runoff	(2,430)	(2,064)	(2,104)
Gain on sales of loans	1,078	1,594	1,345
Other, net	1,255	(268)	(232)
Mortgage banking, net	$11,056	$4,967	$2,755

Note 4 – Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2008	12/31/2007	3/31/2007
Securities – Taxable	4.34%	4.11%	4.18%
Securities - Nontaxable	7.12%	7.19%	7.37%
Securities – Total	4.84%	4.63%	4.63%
Loans	6.70%	7.21%	7.30%
FF Sold & Rev Repo	3.14%	4.84%	5.34%
Total Earning Assets	6.57%	6.98%	6.96%

Interest-bearing Deposits	3.12%	3.52%	3.63%
FF Pch & Repo	2.96%	4.22%	4.40%
Borrowings	5.22%	5.25%	5.76%
Total Interest-bearing Liabilities	3.23%	3.72%	3.79%

Net interest margin	3.94%	3.95%	3.89%

As discussed in Note 1, Trustmark corrected an accounting error in its consolidated financial statements resulting in a pre-tax benefit of $3.2 million for the quarter ended December 31, 2007. This error correction has been excluded in the table above.  Including this error correction, Trustmark’s loan yield for the quarter ended December 31, 2007 was 7.39%, while the net interest margin for the same time period was 4.12%.

See Notes to Consolidated Financials	6